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                                EXHIBIT 10.37

                     Financial Consulting Agreement by and between the Registrant and Integrated Capital
                     Development Group, Inc., dated May 1, 1997


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                                                                   EXHIBIT 10.37



                        FINANCIAL CONSULTING AGREEMENT



This Agreement is made this 1st day of May, 1997, between Integrated Capital Development Group, Ltd., a corporation domiciled in the British Virgin Islands, hereinafter referred to as ("ICD") with offices at P.O. Box 3444, Road Town, Tortola, British Virgin Islands, and China Resources Development, Inc., a corporation domiciled in the State of Nevada, hereinafter referred to as ("CRDI"), with offices at 23rd floor, Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong.

WHEREAS, ICD is in the financial consulting business and engages in activities such as capital formation, raising private venture capital, general investment banking, financial management services, mergers, acquisitions, brokering companies and selling of public and private companies.

WHEREAS, CRDI, is a public company listed on the NASDAQ and is mainly engages in the distribution of natural rubber. CRDI is desirous of retaining ICD to perform certain financial services for the benefit of CRDI. These services are outlined in ARTICLE 2, Section 2.2. of this Financial Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and on the terms and conditions stated herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged by the parties hereto, it is agreed between the parties as follows:

                                  ARTICLE 1

1.1      INDEPENDENT CONTRACTOR STATUS

Parties to this contract intend that the relation between them created by this Financial Consulting Agreement will result in ICD being considered an independent contractor. No agent, employee or servant of the independent contractor shall be, or shall be deemed to be an employee, agent or servant or CRDI. None of the benefits provided by CRDI to its employees, officers and directors, which include, but are not limited to compensation, health insurance, unemployment insurance or various stock option plans will be available to the contractor, or its employees. ICD as an independent contractor will be solely and entirely responsible for its acts and for the acts of its agent, employees, affiliates and subcontractors during the performance of this Agreement. Each party agrees to indemnify the other and hold the other harmless, for any and all actions, regardless of the nature, description or type.



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                                  ARTICLE 2

2.1      STATEMENT OF GENERAL CONTRACT INTENT

ICD is primarily engaged as a financial consulting and investment company, which specializing in the selling and brokering of companies and arranging capital to buy private companies on an independent contractor basis. ICD derives its revenues from consulting fees and commissions charged to client companies, from capital appreciation of equity or services obtained as a portion of the consulting fees received from client companies or directly from Buyers of client companies in exchange for certain services. CRDI hereby confirms that by the execution of this Agreement CRDI engages ICD on a non-exclusive basis to perform specific services relating to promoting the public image of CRDI and to find target companies for the acquisition of CRDI.

2.2.     STATEMENT OF SPECIFIC CONTRACT INTENT

ICD shall serve as consultant and business broker on behalf of CRDI to perform such duties as are normally associated with the acquisition of businesses and public relations promotion, including but not limited to:

A. Assisting CRDI in locating and screening potential sellers of target companies in the businesses of trading and distribution natural rubber and other agricultural products in the USA or Europe;

B. Advising and assisting CRDI in negotiations concerning the terms and conditions of the acquisition with the potential sellers introduced by ICD;

C. Design and perform a public relations campaign for the benefit of CRDI, targeting to promote CRDI's public image and generate buying interests in the company's stock.

                                  ARTICLE 3

3.1      TERM OF CONTRACT BETWEEN CRDI AND ICD

CRDI will contract ICD for a period of Three (3) years from the date of this agreement to act in the capacity of a non-exclusive agent on behalf of CRDI and its public relation consultant.

                                  ARTICLE 4

4.1      COMPENSATION TO ICD

In consideration of the financial services enumerated above, to be

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provided to CRDI by ICD, as set forth in Article 2, CRDI agrees to provide compensation to ICD as outlined below:

A. Reimbursement of expenses directly incurred in regard to performing the duties outlined and related to Section 2 of this Agreement;

B. Upon execution of this Agreement, CRDI shall remit to ICD 100,000 shares of CRDI's restricted common stocks. CRDI agrees that it will take all actions and execute all documents necessary to remove restrictive trading legend contained on any of the restricted common stocks upon expiration of any applicable waiting period/registration of the subject restricted common stocks.

                                  ARTICLE 5

5.1      REPRESENTATIONS AND WARRANTIES BY ICD

A. ICD shall utilize its best efforts to find the target company and negotiate terms on behalf of the company to the most benefit of CRDI.

B. ICD's activities at all times will comply with all applicable laws;

C. ICD has all necessary licenses, permits, etc., to conduct its affairs and to receive compensations;

D. ICD is aware of restrictions on the use and publication of material non-public information.

5.2      REPRESENTATIONS AND WARRANTIES BY CRDI


A. CRDI agrees that it shall make all payments due under this Agreement within 30 days upon receipt of related invoices.

B. All information provided by CRDI to ICD are true, complete and accurate in all material respects and shall not omit information material to the operations of the company.

C. CRDI agrees to indemnify and hold harmless ICD and each of its officers, directors, and agents, employees and controlling persons to the fullest extent permitted by law, from any losses, claims, damages, expenses, actions, proceedings, or investigations, or threats thereof, actually incurred by ICD as the proximate result of the company providing ICD inaccurate and false information



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                                  ARTICLE 6

6.1      GOVERNING LAW

The construction validity and performance of this Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of law. The parties agree that the venue for any action is relation to this Agreement shall be the state of Nevada.

6.2      SUCCESSORS IN INTEREST

It is expressly understood that this Agreement shall bind any successors, assigns, subsidiaries or extensions to the parties hereto.

6.3      RELATIONSHIP OF THE PARTIES

It is expressly understood and agreed that CRDI and ICD are completely separate entities and are not partners, joint ventures, nor agents for each other in any sense whatsoever and neither party has the power or the right to obligate or bind the other. It is also expressly understood that ICD has not represented itself as a broker dealer as defined by the Securities laws of the United States.

6.4      ENTIRE AGREEMENT

This Agreement is complete and constitutes the sole, entire and only Agreement between all parties hereto with respect to the terms and conditions herein and supersedes and supplants any and all other representations and agreements pertaining thereto. It is mutually agreed and understood that no other agreements, statements, inducements or representations, written or verbal, have been made or relied upon by either party. The modifications hereto or amendments hereto shall be binding only when presented in writing and signed by both parties.

6.5      WARRANTIES OF ALL PARTIES

The parties hereby warrant that all necessary approvals and authorities have been obtained by them to enable the completion of this Agreement and that the signatories hereto are authorized by their respective organizations to sign this Agreement and to legally bind the Parties.

6.6      EXECUTION IN COUNTERPART

This Agreement may be signed in counterpart.



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Integrated Capital Development              China Resources Development, Inc.
Group, Ltd.



By: /s/ Robert J. McCormick                 By: /s/ Li Shunxing
   -------------------------------             ---------------------------------
    Robert J. McCormick, President              Li Shunxing, President